UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 12, 2015

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

METALDYNE PERFORMANCE GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-36774	47-1420222

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.

47659 Halyard Drive Plymouth, MI	48170

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(734)-207-6200

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Metaldyne Performance Group Inc. (the "Company") held its 2015 Annual Meeting of Shareholders on June 12, 2015 in Plymouth, Michigan. A brief description of each of the proposals submitted to the Shareholders and the votes cast are set forth below. Each director nominee was elected and all of the proposals passed.

Proposal 1: The election of three Class I directors to serve until the 2018 Annual Meeting of Shareholders.

	For	Withheld/Abstain	Broker Non-Votes
Kevin Penn	62,779,397	2,642,757	695,548
Jeffrey Stafeil	65,338,918	83,236	695,548
George Thanopoulos	63,525,153	1,897,001	695,548

Proposal 2: A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in the Company’s Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,763,220	1,506,102	152,832	695,548

Proposal 3: A non-binding advisory vote to select the frequency with which shareholders will vote on the compensation of the Company’s named executive officers.

				Broker
Every Year	Every Two Years	Every Three Years	Abstentions	Non-Votes
5,802,996	673,581	58,801,131	144,446	695,548

Proposal 4: Ratification of appointment of KPMG, LLC as the independent registered public accounting firm of the Company for 2015.

For	Against	Abstentions	Broker Non-Votes
66,097,731	12,466	7,505	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALDYNE PERFORMANCE GROUP INC. (Registrant)

Date: June 15, 2015
BY:	/s/ Carol Creel
Carol Creel
General Counsel and Secretary

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